Exhibit 99.1

Zoës Kitchen Delivers Strong Fourth Quarter and Fiscal Year 2015 Results
PLANO, TX - (BUSINESS WIRE) - February 25, 2016 - Zoe's Kitchen, Inc. ("Zoës Kitchen" or the "Company") (NYSE: ZOES) today reported financial results for the twelve and fifty-two weeks ended December 28, 2015.

Highlights for the twelve weeks ended December 28, 2015, as compared to the twelve weeks ended December 29, 2014:

•	Total revenue increased 31.7% to $52.7 million.

•	Comparable restaurant sales increased 7.7%.

•	Five new Company-owned restaurants opened.

•	Restaurant contribution increased 41.5% to $10.4 million.

•	Adjusted EBITDA* increased 38.2% to $3.7 million.

•
Net income was $2.6 million, or $0.13 per diluted share, compared to net loss of $1.6 million, or $0.08 per basic and diluted share. Net income for the twelve weeks ended December 28, 2015 included a $3.4 million benefit for income taxes.

•	Adjusted net loss* was $0.5 million, or $0.03 per basic and diluted share, compared to adjusted net loss of $0.7 million or $0.04 per basic and diluted share.

Highlights for the fifty-two weeks ended December 28, 2015, as compared to the fifty-two weeks ended December 29, 2014:

•	Total revenue increased 31.9% to $226.6 million.

•	Comparable restaurant sales increased 6.3%.

•	34 new Company-owned restaurants opened.

•	Restaurant contribution increased 40.0% to $47.9 million.

•	Adjusted EBITDA* increased 41.5% to $22.3 million.

•	Net income was $1.1 million, or $0.06 per diluted share, compared to net loss of $10.0 million, or $0.58 per basic and diluted share.

•	Adjusted net income* was $2.0 million, or $0.10 per diluted share, compared to adjusted net income of $0.2 million or $0.01 per diluted share.

(*) EBITDA, adjusted EBITDA, adjusted net income (loss), and adjusted weighted average shares are non-GAAP measures. For reconciliations of EBITDA, adjusted EBITDA and adjusted net income (loss) to GAAP net income (loss) and why the Company considers them useful, see the reconciliation of non-GAAP measures accompanying this release.

"We finished 2015 with an exceptional quarter. This year marks our sixth consecutive year of strong positive comparable restaurant sales growth," said Kevin Miles, President and Chief Executive Officer of Zoës Kitchen. "The investments we are making in our people and our focus on key business strategies are driving our growth and our industry-leading performance, as well as revenue growth. I'm incredibly optimistic about our operational and financial strategies and confident we are positioned to deliver continued strong performance into the future while growing our Mediterranean lifestyle brand."

Fourth Quarter 2015 Financial Results
Total revenue, which includes restaurant sales from Company-owned restaurants and royalty fees, increased 31.7% to $52.7 million in the twelve weeks ended December 28, 2015, from $40.0 million in the twelve weeks ended December 29, 2014. Restaurant sales for the twelve weeks ended December 28, 2015 were $52.6 million, an increase of 31.8% from the twelve weeks ended December 29, 2014.

Comparable restaurant sales increased 7.7% during the twelve weeks ended December 28, 2015, consisting of a 2.8% increase in transactions, a 4.5% increase in product mix, and a 0.4% increase in price. The comparable restaurant base includes those restaurants open for 18 full periods or longer and included 116 restaurants as of December 28, 2015.

We calculate the change in restaurant traffic as the year-over-year change in the number of transactions at restaurants in our comparable restaurant base, with all transactions being equal regardless of the number of entrees purchased. As the Family Meals and catering portions of our business continue to grow, our method of traffic calculation may understate traffic in favor of mix. With this in mind, we believe it is helpful to look at our traffic and mix growth together when considering the components of comparable restaurant sales growth.

Restaurant contribution increased 41.5% to $10.4 million from $7.4 million in the twelve weeks ended December 29, 2014. As a percentage of restaurant sales, restaurant contribution margin increased 130 basis points to 19.8% as the Company benefited from lower commodity prices compared to the prior year, particularly in poultry, which were partially offset by increases in labor and store operating expenses. The increases in labor and store operating expenses were driven by an investment in our management team to support future growth, the normalization of repair and maintenance expenses compared to the prior year, and the dilutive effect on margins from our newest restaurants, which, on average, initially operate at less than our system-wide average sales volumes.

Net income for the twelve weeks ended December 28, 2015 was $2.6 million, or $0.13 per diluted share, compared to a net loss of $1.6 million, or $0.08 per basic and diluted share, for the twelve weeks ended December 29, 2014. Adjusted net loss was $0.5 million, or $0.03 per basic and diluted share, for the twelve weeks ended December 28, 2015, compared to adjusted net loss of $0.7 million or $0.04 per basic and diluted share, for the twelve weeks ended December 29, 2014.

2015 Fiscal Year to Date Financial Results
Total revenue increased 31.9% to $226.6 million in the fifty-two weeks ended December 28, 2015, from $171.7 million in the fifty-two weeks ended December 29, 2014. Restaurant sales for the fifty-two weeks ended December 28, 2015 were $226.4 million, an increase of 32.2% from $171.3 million in the fifty-two weeks ended December 29, 2014.

Comparable restaurant sales increased 6.3% during the fifty-two weeks ended December 28, 2015, consisting of a 1.8% increase in transactions, a 3.8% increase in product mix, and a 0.7% increase in price.

Restaurant contribution increased 40.0% to $47.9 million in the fifty-two weeks ended December 28, 2015, from $34.2 million in the fifty-two weeks ended December 29, 2014. As a percentage of restaurant sales, restaurant contribution margin increased 110 basis points to 21.1% as the Company benefited from lower commodity prices, which were partially offset by increases in labor and store operating expenses. The increases in labor and store operating expenses were driven by an investment in our management team to support future growth and the dilutive effect on margins from our newest restaurants, which, on average, operate at less than our system-wide average sales volumes.

Net income for the fifty-two weeks ended December 28, 2015 was $1.1 million, or $0.06 per diluted share, compared to a net loss of $10.0 million, or $0.58 per basic and diluted share, for the fifty-two weeks ended December 29, 2014. Adjusted net income was $2.0 million, or $0.10 per diluted share, for the fifty-two weeks ended December 28, 2015, compared to adjusted net income of $0.2 million, or $0.01 per diluted share, for the fifty-two weeks ended December 29, 2014.

Development
The Company opened five new Company-owned restaurants during the twelve weeks ended December 28, 2015. As of December 28, 2015, there were 163 Company-owned restaurants and three franchised restaurants. As of February 25, 2016, the Company has opened eight additional restaurants, bringing the total restaurant count to 174.

FY 2016 Outlook
For the fiscal year ending December 26, 2016, the Company currently expects the following:

•	Total revenue between $275.0 million and $280.0 million.

•	Comparable restaurant sales growth of 4.0% to 5.5%.

•	34 to 36 Company-owned restaurant openings.

•	Restaurant contribution margin between 20.3% and 20.8%.

•	General and administrative expenses between 11.6% and 11.8% of total revenue, inclusive of $2.1 million of non-cash equity-based compensation expense.

Earnings Conference Call
As previously announced, the Company will host a conference call to discuss its fourth quarter 2015 financial results today at 5:00 PM Eastern Time. Hosting the conference call will be Kevin Miles, President and Chief Executive Officer, and Sunil Doshi, Chief Financial Officer.

The conference call can be accessed live over the phone by dialing 877-407-3982 or for international callers by dialing 201-493-6780. A replay will be available afterwards and can be accessed by dialing 877-870-5176 or for international callers by dialing 858-384-5517; the passcode is 13629607. The replay will be available until Thursday, March 3, 2016.

The conference call will also be webcast live from the Company’s corporate website at www.zoeskitchen.com under the Investor Relations section. An archive of the webcast will also be available through the corporate website shortly after the conference call has concluded.

Definitions
The following definitions apply to these terms as used throughout this release:

Comparable restaurant sales represent the change in period-over-period sales comparisons for the comparable Company-owned restaurant base. A restaurant becomes comparable in its 18th full fiscal period of operation. The Company presents comparable restaurant sales on a fiscal calendar basis.  As a result, our comparable restaurant sales calculation may not correspond exactly to the related calendar periods.

Restaurant contribution is defined as restaurant sales less restaurant operating costs, which are cost of sales, labor, and store operating expenses. Restaurant contribution margin is restaurant contribution as a percentage of restaurant sales.

EBITDA, a non-GAAP measure, is defined as net income (loss) before interest, income taxes and depreciation and amortization.

Adjusted EBITDA, a non-GAAP measure, is defined as EBITDA plus equity-based compensation expense associated with the accelerated vesting of stock and stock options at our IPO in April 2014, management and consulting fees, asset disposals, loss on interest cap, loss on extinguishment of debt, non-capitalized offering related expenses, executive transition and relocation costs, casualty loss, and pre-opening costs.

Adjusted net income (loss), a non-GAAP measure, is defined as net income (loss) adjusted as if the IPO occurred on December 31, 2013. Adjusted net income (loss) is defined as net income (loss) plus equity-based compensation expense associated with the accelerated vesting of stock and stock options at our IPO in April 2014, management and consulting fees, loss on extinguishment of debt, credit facility interest expense, deferred financing costs, non-capitalized offering related expenses, executive transition and relocation costs, casualty loss, and the provision (benefit) for income taxes; less previously capitalized interest and an estimated tax rate of 38%.

Adjusted weighted average shares, a non-GAAP measure, is based on the number of shares outstanding at the date of the IPO as if all shares had been outstanding as of December 31, 2013.

Our first fiscal quarter consists of sixteen weeks and each of our second, third and fourth fiscal quarters consists of twelve weeks, except for a fifty-three week year when the fourth quarter has thirteen weeks.

About Zoës Kitchen
Founded in 1995, Zoës Kitchen is a fast casual restaurant concept serving a distinct menu of fresh, wholesome, Mediterranean-inspired dishes delivered with Southern hospitality. With 174 locations in 18 states across the United States, Zoës Kitchen aims to deliver goodness to its customers by providing simple, tasty and fresh Mediterranean meals, inspired by family recipes, and made from scratch daily.

Forward-Looking Statements
This press release contains forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical fact included in this press release are forward-looking statements. Forward-looking statements discuss our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as "aim," "anticipate," "believe," "estimate," "expect," "forecast," "outlook," "potential," "project," "projection," "plan," "intend," "seek," "may," "could," "would," "will," "should," "can," "can have," "likely," the negatives thereof and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. They appear in a number of places throughout this press release and include statements regarding our intentions, beliefs or current expectations concerning, among other things, our results of operations, financial condition, liquidity, prospects, growth, strategies and the industry in which we operate. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expected.

While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. All forward-looking statements are expressly qualified in their entirety by these cautionary statements. You should evaluate all forward-looking statements made in this press release in the context of the risks and uncertainties disclosed in our SEC filings. These filings are available online at www.sec.gov, www.zoeskitchen.com or upon request from Zoës Kitchen.

We caution you that the important factors referenced in our SEC filings may not contain all of the factors that are important to you. In addition, we cannot assure you that we will realize the results or developments we expect or anticipate or, even if substantially realized, that they will result in the consequences we anticipate or affect us or our operations in the way we expect. The forward-looking statements included in this press release are made only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements.

Non-GAAP Financial Measures
To supplement its consolidated financial statements, which are prepared and presented in accordance with GAAP, the Company uses the following non-GAAP financial measures: EBITDA, adjusted EBITDA, adjusted net income (loss), and adjusted weighted average shares (collectively the "non-GAAP financial measures"). The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. The Company uses these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. The Company believes that they provide useful information about operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. The non-GAAP measures used by the Company in this press release may be different from the methods used by other companies.

Zoe's Kitchen, Inc. and Subsidiaries
Unaudited Consolidated Statements of Operations
(in thousands, except share and per share data)

	Twelve Weeks Ended		Fifty-two Weeks Ended
	December 28, 2015	December 29, 2014	December 28, 2015	December 29, 2014
Revenue:
Restaurant sales	$52,648	$39,940	$226,354	$171,256
Royalty fees	43	74	203	477
Total revenue	52,691	40,014	226,557	171,733
Operating expenses:
Restaurant operating costs (excluding depreciation and amortization):
Cost of sales	15,802	13,042	70,518	56,843
Labor	16,070	11,962	64,756	48,300
Store operating expenses	10,327	7,551	43,217	31,919
General and administrative expenses	6,769	5,038	26,666	26,744
Depreciation	2,828	2,261	11,368	8,900
Amortization	376	414	1,638	1,573
Pre-opening costs	380	505	2,554	2,109
Non cash casualty loss	2	—	353	—
Loss from disposal of equipment	128	51	325	144
Total operating expenses	52,682	40,824	221,395	176,532
Income (loss) from operations	9	(810)	5,162	(4,799)
Other income and expenses:
Interest expense, net	821	650	3,270	3,535
Loss on extinguishment of debt	—	—	—	978
Other income	(20)	—	(71)	—
Loss on interest cap	—	—	—	6
Total other income and expenses	801	650	3,199	4,519
Income (loss) before provision for income taxes	(792)	(1,460)	1,963	(9,318)
Provision (benefit) for income taxes	(3,360)	136	839	699
Net income (loss)	$2,568	$(1,596)	$1,124	$(10,017)

Net income (loss) per share:
Basic	$0.13	$(0.08)	$0.06	$(0.58)
Diluted	$0.13	$(0.08)	$0.06	$(0.58)
Weighted average shares of common stock outstanding:
Basic	19,384,091	19,275,401	19,344,896	17,409,673
Diluted	19,561,225	19,275,401	19,552,708	17,409,673

Zoe's Kitchen, Inc. and Subsidiaries
Unaudited Consolidated Statements of Operations
Margin Analysis

The following table sets forth the percentage relationship to total revenue, except where otherwise indicated, for certain items included in the Company's consolidated statements of operations for the period indicated. Percentages may not add due to rounding:

	Twelve Weeks Ended		Fifty-two Weeks Ended
	December 28, 2015	December 29, 2014	December 28, 2015	December 29, 2014
Revenue:
Restaurant sales	99.9%	99.8%	99.9%	99.7%
Royalty fees	0.1%	0.2%	0.1%	0.3%
Total revenue	100.0%	100.0%	100.0%	100.0%
Operating expenses:
Restaurant operating costs (excluding depreciation and amortization)(1):
Cost of sales	30.0%	32.7%	31.2%	33.2%
Labor	30.5%	29.9%	28.6%	28.2%
Store operating expenses	19.6%	18.9%	19.1%	18.6%
General and administrative expenses	12.8%	12.6%	11.8%	15.6%
Depreciation	5.4%	5.7%	5.0%	5.2%
Amortization	0.7%	1.0%	0.7%	0.9%
Pre-opening costs	0.7%	1.3%	1.1%	1.2%
Non cash casualty loss	0.0%	—	0.2%	—
Loss from disposal of equipment	0.2%	0.1%	0.1%	0.1%
Total operating expenses	100.0%	102.0%	97.7%	102.8%
Income (loss) from operations	0.0%	(2.0)%	2.3%	(2.8)%
Other income and expenses:
Interest expense, net	1.6%	1.6%	1.4%	2.1%
Loss on extinguishment of debt	—	—	—	0.6%
Other income	(0.0)%	—	(0.0)%	—
Loss on interest cap	—	—	—	0.0%
Total other income and expenses	1.5%	1.6%	1.4%	2.6%
Income (loss) before provision for income taxes	(1.5)%	(3.6)%	0.9%	(5.4)%
Provision (benefit) for income taxes	(6.4)%	0.3%	0.4%	0.4%
Net income (loss)	4.9%	(4.0)%	0.5%	(5.8)%

(1) As a percentage of restaurant sales.

Zoe's Kitchen, Inc. and Subsidiaries
Unaudited Consolidated Selected Balance Sheet Data and Selected Operating Data
(in thousands, except restaurant count data)

	As of
	December 28, 2015	December 29, 2014
Balance Sheet Data:
Cash and cash equivalents	$19,131	$29,390
Total assets	197,994	178,661
Total debt (1)	28,653	23,568
Total liabilities	73,038	57,392
Total stockholders' equity	124,956	121,269

(1) Includes $28.4 million and $23.3 million of deemed landlord financing as of December 28, 2015 and December 29, 2014, respectively.

	Quarter Ended
	December 28, 2015	October 5, 2015	July 13, 2015	April 20, 2015	December 29, 2014
Selected Operating Data:
Company-owned restaurants at end of period	163	158	148	141	129
Franchise-owned restaurants at end of period	3	3	3	3	3
Company-owned:
Comparable restaurant sales growth	7.7%	4.5%	5.6%	7.7%	7.8%
Units in the comparable base	116	112	105	94	81

Zoe's Kitchen, Inc. and Subsidiaries
Unaudited Reconciliation of Net Income (Loss) to Adjusted EBITDA (non-GAAP presentation)
(in thousands)

	Twelve Weeks Ended			Fifty-two Weeks Ended
	December 28, 2015		December 29, 2014	December 28, 2015	December 29, 2014
Adjusted EBITDA:
Net income (loss), as reported	$2,568		$(1,596)	$1,124	$(10,017)
Depreciation and amortization	3,204		2,675	13,006	10,473
Interest expense, net	821		650	3,270	3,535
Provision (benefit) for income taxes	(3,360)		136	839	699
EBITDA	3,233		1,865	18,239	4,690
Asset disposals and loss on interest cap (1)	128		51	325	150
Management and consulting fees (2)	—		—	—	113
Equity-based compensation expense (3)	—		—	—	6,111
Loss on extinguishment of debt (4)	—		—	—	978
Pre-opening costs (5)	380		505	2,554	2,109
Non-cash casualty loss (6)	2		—	353	—
Offering related expenses (7)	—		287	—	1,463
Executive transition costs (8)	—	—	—	868	—
Executive relocation costs (9)	—		—	—	170
Adjusted EBITDA	$3,743		$2,708	$22,339	$15,784

(1) Represents costs related to loss on disposal of equipment and loss on interest cap.
(2) Represents fees payable to Brentwood, our former controlling stockholder, pursuant to the Corporate Development and Administrative Services Agreement dated October 31, 2007 (the "Corporate Service Agreement"), and fees payable to Greg Dollarhyde pursuant to a consulting agreement entered into on March 22, 2011. Both agreements were terminated prior to the completion of our IPO.

(3) Represents non-cash equity-based compensation expense associated with the accelerated vesting of stock and stock options at our IPO in April 2014. Amounts previously disclosed for the twelve and fifty-two weeks ended December 29, 2014 included an additional $87,000 and $221,000, respectively, related to post-IPO non-cash equity-based compensation.

(4) Represents the remaining deferred financing costs, loan administrative fee, and interest rate contract that were written off with the repayment of our 2011 Credit Facility.
(5) Represents expenses directly associated with the opening of new restaurants that are incurred prior to opening, including pre-opening rent.
(6) Represents write-off of long-lived assets associated with a restaurant in Columbia, South Carolina as described in Note 15 to our audited consolidated financial statements.
(7) Represents fees and expenses that were incurred, but not capitalized, in relation to our IPO completed on April 16, 2014 and our follow-on offerings completed on August 19, 2014 and November 19, 2014.

(8) Represents costs associated with our former CFO's departure pursuant to his employment and transition agreement and costs associated with our new CFO due to executive recruiter services and his employment commencement.

(9) Represents costs associated with the relocation packages of an executive.

Zoe's Kitchen, Inc. and Subsidiaries
Unaudited Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss) (non-GAAP presentation)
(in thousands, except share and per share data)

	Twelve Weeks Ended		Fifty-two Weeks Ended
	December 28, 2015	December 29, 2014	December 28, 2015	December 29, 2014
Adjusted net income (loss):
Net income (loss), as reported	$2,568	$(1,596)	$1,124	$(10,017)
Credit Facility interest expense (1)	—	—	—	787
Capitalized interest (2)	—	—	—	(38)
Loss on extinguishment of debt (3)	—	—	—	978
Deferred financing expense (4)	—	—	—	78
Management and consulting fees (5)	—	—	—	113
Equity-based compensation expense (6)	—	—	—	6,111
Offering related expenses (7)	—	287	—	1,463
Non-cash casualty loss (8)	2	—	353	—
Executive transition costs (9)	—	—	868	—
Executive relocation expenses (10)	—	—	—	170
Provision (benefit) for income taxes (11)	(3,360)	136	839	699
Pre-tax Adjusted net income (loss)	(790)	(1,173)	3,184	344
Estimated tax provision (benefit) (11)	(300)	(446)	1,210	131
Adjusted net income (loss)	$(490)	$(727)	$1,974	$213

Adjusted net income (loss) per share:
Basic	$(0.03)	$(0.04)	$0.10	$0.01
Diluted	$(0.03)	$(0.04)	$0.10	$0.01
Weighted average shares outstanding (12):
Basic	19,384,091	19,292,246	19,344,896	19,292,246
Diluted	19,384,091	19,292,246	19,552,708	19,457,864

(1) Represents interest expensed on outstanding balances for the 2011 Credit Facility. Adjusted effect shown as if balance were repaid as of January 1, 2013.
(2) Represents capitalized interest on capital projects that would not have been incurred due to repayment of our 2011 Credit Facility.
(3) Represents the remaining deferred financing costs, loan administrative fee, and interest rate contract that were written off with the repayment of our 2011 Credit Facility.
(4) Represents the deferred financing expense associated with our 2011 Credit Facility.
(5) Represents fees payable to Brentwood Associates pursuant to the Corporate Service Agreement and fees payable to Greg Dollarhyde pursuant to a consulting agreement entered into on March 22, 2011. Both agreements were terminated prior to the completion of the IPO.

(6) Represents equity-based compensation expense associated with the accelerated vesting of stock and stock options at the date of the IPO.
(7) Represents fees and expenses that were incurred, but not capitalized, in relation to our IPO completed on April 16, 2014, and our follow-on offerings completed on August 19, 2014, and November 19, 2014.

(8) Represents write-off of long-lived assets associated with a restaurant in Columbia, South Carolina as described in Note 15 to our audited consolidated financial statements.
(9) Represents costs associated with our former CFO's departure pursuant to his employment and transition agreement and costs associated with our new CFO due to executive recruiter costs and his employment commencement.

(10) Represents costs associated with the relocation packages of an executive.
(11) For comparability, the provision for taxes is added back to arrive at pre-tax adjusted net loss; then an estimated 38% tax rate is applied to arrive at adjusted net income.
(12) FY 2014 shares are based on the number of shares outstanding at the date of the IPO as if all shares had been outstanding as of December 31, 2013.